UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2005

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5001 North Second Street, Rockford, Illinois		61111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	815-877-7441

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

ITEM 1.01 Entry into a Material Definitive Agreement

On July 27, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Woodward Governor Company (the "Company") approved an increase in compensation to Thomas A. Gendron in recognition of his election to the position of Chief Executive Officer effective July 1, 2005. Mr. Gendron’s annual compensation was increased to $500,000 retroactive to July 2, 2005. In addition, the Committee also increased the participation level for Mr. Gendron’s annual incentive compensation, effective July 2, 2005, to the 70% level (he was at the 55% level for the first nine months of the Company’s fiscal year ending September 30, 2005) in accordance with the change in salary grade. Annual incentive compensation is based on overall financial performance of the Company, achievement of short-term objectives, and direct individual performance. Participants have an opportunity to significantly increase their annual incentive compensation above targeted levels for outstanding performance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

August 1, 2005	By:	Stephen P. Carter

Name: Stephen P. Carter
Title: Executive Vice President, Chief Financial Officer and Treasurer